SUB-ITEM 77Q3

TAX-FREE CASH RESERVE PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER: 811-2729
SERIES NO.: 18

72DD 1 Total income dividends for which record date passed during the period
       Institutional                                  $ 18,070
     2 Dividends for a second class of open end company shares
       Private                                        $ 1,636
       Personal                                       $   176
       Cash Management                                $ 6,134
       Reserve                                        $   211
       Resource                                       $ 1,617
       Corporate                                      $   566

73A. 1 Dividends from net invesment income
       Institutional                                    0.0072
     2 Dividends for a second class of open end company shares
       Private                                          0.0062
       Personal                                         0.0049
       Cash Management                                  0.0069
       Reserve                                          0.0036
       Resource                                         0.0065
       Corporate                                        0.0071

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                                 1,765,466
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                                         300,875
       Personal                                         40,140
       Cash Management                                 895,907
       Reserve                                          43,120
       Resource                                        261,491
       Corporate                                        42,845

74V. 1  Net asset value per share (to nearest cent)
       Institutional                                     $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private                                           $1.00
       Personal                                          $1.00
       Cash Management                                   $1.00
       Reserve                                           $1.00
       Resource                                          $1.00
       Corporate                                         $1.00